UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Honeywell International Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING

THE ANNUAL MEETING OF SHAREOWNERS TO BE HELD ON MONDAY, APRIL 27, 2020

The following Notice of Change in Location relates to the proxy statement (the “Proxy Statement”) of Honeywell International Inc. (the “Corporation”), dated March 12, 2020, furnished to shareowners of the Company in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Shareowners (the “Annual Meeting”) to be held on April 27, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareowners on or about April 7, 2020.

THE NOTICE AND PRESS RELEASE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

2020 ANNUAL MEETING OF SHAREOWNERS

NOTICE OF CHANGE IN LOCATION

April 7, 2020

Dear Shareowners:

As previously announced, the 2020 Annual Meeting of Shareowners of Honeywell International Inc. (the “Meeting”) will be held on Monday, April 27, 2020 at 10:30am, Eastern Time.

Due to the public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of our shareowners, employees, and communities, NOTICE IS HEREBY GIVEN that the Meeting location and format has been changed. The Meeting will only be held by remote communication in a virtual format at: www.virtualshareholdermeeting.com/HON2020. You will not be able to attend the Meeting in person.

Shareowners of record as of the close of business on February 28, 2020, the record date, or their legal proxy holders are entitled to attend the Meeting. To be admitted to the Meeting, you must log in using the 16-digit control number found in the proxy materials previously distributed to you. If you are unable to locate your control number, please contact Honeywell Investor Relations at investorrelations@honeywell.com.

During the Meeting, you will be able to vote, submit a question, and/or view other materials customarily made available at in-person shareowner meetings by following the instructions on the virtual meeting website. You may also vote or submit questions in advance of the Meeting at www.proxyvote.com.

Whether or not you plan to attend the Meeting, Honeywell urges you to vote in advance of the Meeting using one of the methods described in our proxy materials. The proxy card included with the proxy materials that you previously received will not be updated to reflect the change in location and may continue to be used to vote your shares.

By Order of the Board of Directors,

Victor J. Miller Vice President, Deputy General Counsel,

Corporate Secretary and Chief Compliance Officer

Please visit investor.honeywell.com for additional information regarding Honeywell’s 2020 Annual Meeting of Shareowners and to review our 2020 Proxy Statement.

PRESS RELEASE ISSUED APRIL 7, 2020

Contacts:

Media	Investor Relations
Nina Krauss	Mark Bendza
(704) 627-6035	(704) 627-6200
Nina.Krauss@honeywell.com	Mark.Bendza@honeywell.com

HONEYWELL TO HOLD VIRTUAL ANNUAL SHAREOWNERS

MEETING ON APRIL 27

CHARLOTTE, N.C., April 7, 2020 — Honeywell (NYSE: HON) announced today that it will hold its 2020 Annual Meeting of Shareowners virtually due to the public health impact of the coronavirus pandemic (COVID-19), and to support the health and well-being of its shareowners, employees, and communities.

The Annual Meeting will be held in a virtual-only format on Monday, April 27, 2020, at 10:30 a.m., Eastern Time. Shareowners will not be able to attend the meeting in person.

Shareowners of record at the close of business on Friday, February 28, 2020, or their legal proxy holders are entitled to attend and vote at the meeting. The meeting will be accessible at www.virtualshareholdermeeting.com/HON2020.

To be admitted to the meeting, shareowners must enter the 16-digit control number found in the proxy materials previously distributed. Shareowners who are unable to locate their control number may contact Honeywell Investor Relations at investorrelations@honeywell.com for assistance.

During the meeting, shareowners will be able to vote, submit a question, and/or view other materials customarily made available at in-person shareowner meetings by following the instructions on the virtual meeting website. Shareowners may also vote or submit questions in advance of the meeting at www.proxyvote.com.

Proxy materials and additional information regarding Honeywell’s Annual Meeting are posted on the 2020 Annual Meeting of Shareholders and Proxy Materials section of the Honeywell Investor Relations website located at investor.honeywell.com, where a transcript and replay of the meeting will be available for 30 days following the meeting.

Honeywell (www.honeywell.com) is a Fortune 100 technology company that delivers industry-specific solutions that include aerospace products and services; control technologies for buildings and industry; and performance materials globally. Our technologies help aircraft, buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.